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                                                                   Exhibit 99.1

                                                  [Union Bankshares, Inc. Logo]

2nd Quarter Report

[Photo]


Union Bankshares, Inc.
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NASDAQ: UNB            June 30, 2009
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2nd Quarter Report - June 30, 2009                       Union Bankshares, Inc.
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Consolidated Balance Sheets (unaudited)

ASSETS                                           June 30, 2009   June 30, 2008
Cash and Due from Banks                           $  5,452,758    $ 12,147,011
Federal Funds Sold & Overnight Deposits              5,456,844      11,778,245
Interest Bearing Deposits in Banks                   9,778,545       7,985,389
Investment Securities Available-for-Sale            22,810,186      27,462,506
Loans Held for Sale                                 16,722,388       2,486,303
Loans, net                                         346,738,464     316,884,407
Reserve for Loan Losses                             (3,565,449)     (3,424,068)
Premises and Equipment, net                          7,602,158       7,068,334
Other Real Estate Owned, net                           622,131         796,571
Accrued Interest & Other Assets                     13,261,721      12,373,141
                                                  ------------    ------------
    Total Assets                                  $424,879,746    $395,557,839
                                                  ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest Bearing Deposits                      $ 54,019,105    $ 55,203,221
Interest Bearing deposits                          293,868,560     265,562,389
Borrowed Funds                                      28,513,795      27,854,994
Accrued Interest & Other Liabilities                 8,942,447       5,175,512
Common Stock                                         9,843,572       9,843,572
Paid in Capital                                        213,507         205,610
Retained Earnings                                   36,001,088      35,869,724
Accumulated Other Comprehensive Loss                (2,914,729)       (937,213)
Treasury Stock at Cost                              (3,607,599)     (3,219,970)
                                                  ------------    ------------
    Total Liabilities and Shareholders' Equity    $424,879,746    $395,557,839
                                                  ============    ============

Consolidated Statements of Income (unaudited)

                                6/30/2009   6/30/2008    6/30/2009    6/30/2008
                                   (3 months ended)         (6 months ended)
Interest Income                $5,813,681  $6,094,654  $11,663,340  $12,358,753
Interest Expense                1,357,999   1,776,995    2,846,257    3,700,873
                               ----------  ----------  -----------  -----------
  Net Interest Income           4,455,682   4,317,659    8,817,083    8,657,880
  Provision for Loan Losses        75,000      90,000      170,000      140,000
                               ----------  ----------  -----------  -----------
    Net Interest Income after
     Provision for Loan Losses  4,380,682   4,227,659    8,647,083    8,517,880

Trust Income                       91,130     100,222      181,709      192,782
Noninterest Income              1,181,437   1,078,975    2,441,754    2,120,776
Noninterest Expenses:
  Salaries & Wages              1,482,604   1,603,833    2,979,553    3,188,719
  Pension & Employee Benefits     715,144     705,941    1,415,212    1,374,551
  Occupancy Expense, net          224,665     222,615      517,472      490,439
  Equipment Expense               281,797     317,126      580,267      609,050
  Other Expenses                1,453,759   1,089,239    2,654,523    2,118,900
                               ----------  ----------  -----------  -----------
    Total                       4,157,969   3,938,754    8,147,027    7,781,659
                               ----------  ----------  -----------  -----------
Income before Taxes             1,495,280   1,468,102    3,123,519    3,049,779
Income Tax Expense                260,992     278,832      621,631      454,336
                               ----------  ----------  -----------  -----------
Net Income                     $1,234,288  $1,189,270  $ 2,501,888  $ 2,595,443
                               ==========  ==========  ===========  ===========

Earnings per Share                  $0.28       $0.27        $0.56        $0.58
Book Value per Share                                         $8.85        $9.30

Standby letters of credit were $2,014,000 and $1,430,000 at June 30, 2009 and 2008, respectively.

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Directors -- UNION BANKSHARES, INC & UNION BANK
Richard C. Sargent, Chairman            Franklin G. Hovey II
Cynthia D. Borck                        Richard C. Marron
Steven J. Bourgeois                     Robert P. Rollins
Kenneth D. Gibbons                      John H. Steel
                                        Schuyler W. Sweet

Officers -- UNION BANKSHARES, INC.
Richard C. Sargent                      Chairman
Kenneth D. Gibbons                      President & CEO
Marsha A. Mongeon                       Vice President/Treasurer
Robert P. Rollins                       Secretary
David S. Silverman                      Vice President
JoAnn A. Tallman                        Assistant Secretary

Regional Advisory Board Members

Judy F. Aydelott - Littleton            Stanley T. Fillion - Littleton
Steven J. Bourgeois - St. Albans        Kenneth D. Gibbons - All
J.R. Alexis Clouatre - St. Johnsbury    Franklin G. Hovey II - St. Johnsbury
Coleen K. Condon  - St. Albans          Samuel H. Ruggiano - St. Albans
Dwight A. Davis - St. Johnsbury         Schuyler W. Sweet - Littleton
Kirk Dwyer - St. Johnsbury              Norrine A. Williams - Littleton

Officers UNION BANK

Rhonda L. Bennett          Vice President                    Morrisville
Therese H. Butler          Assistant Treasurer               Morrisville
Stacey L.B. Chase          Assistant Treasurer               Morrisville
Jeffrey G. Coslett         Senior Vice President             Morrisville
Michael C. Curtis          Vice President                    St. Albans
Peter J. Eley              Senior Vice President             Morrisville
Kenneth D. Gibbons         President & CEO                   Morrisville
Don D. Goodhue             Information Systems Officer       Morrisville
Melissa A. Greene          Assistant Vice President          Hardwick
Karyn J. Hale              Vice President                    Morrisville
Claire A. Hindes           Assistant Vice President          Morrisville
Patricia N. Hogan          Vice President                    Morrisville
Tracey D. Holbrook         Regional Vice President           St. Johnsbury
Lura L. Jacque             Asst. V.P., Trust Officer         St. Albans
Lynne P. Jewett            Assistant Vice President          Morrisville
Peter R. Jones             Vice President                    Morrisville
Stephen H. Kendall         Vice President                    Morrisville
Susan O. Laferriere        Vice President                    St. Johnsbury
Dennis J. Lamothe          Vice President                    St. Johnsbury
Susan F. Lassiter          Vice President                    Jeffersonville

Officers UNION BANK (continued)

Carrie R. Locklin          Assistant Treasurer               Morrisville
Robyn A. Masi              Assistant Vice President          Stowe
Thomas J. Meshako          Senior Vice President             Morrisville
Marsha A. Mongeon          Senior Vice President & CFO       Morrisville
Mildred R. Nelson          Vice President                    Littleton
Karen Carlson Noyes        Assistant Vice President          Morrisville
Barbara A. Olden           Vice President                    Lyndonville
Deborah J. Partlow         Asst. V.P., Senior Trust Officer  Morrisville
Lois J. Pigeon             Branch Manager                    St. Albans
Bradley S. Prior           Assistant Treasurer               Morrisville
Craig S. Provost           Vice President                    Stowe
Colleen D. Putvain         Assistant Treasurer               Morrisville
Suzanne L. Roberts         Vice President                    St. Johnsbury
Robert P. Rollins          Secretary                         Morrisville
Ruth P. Schwartz           Vice President                    Morrisville
David S. Silverman         Senior Vice President             Morrisville
Curtis C. Swan             Assistant Vice President          Fairfax
JoAnn A. Tallman           Assistant Secretary               Morrisville
Francis E. Welch           Assistant Vice President          Morrisville
Lorraine Gordon Willett    Assistant Vice President          Morrisville

cover photo: Summer in Fairfax, looking east to Mount Mansfield
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Union Bankshares, Inc. Logo
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Dear Shareholder:                                               August 6, 2009

During the second quarter of this year we experienced solid growth in assets, loans and deposits. In particular, the loan portfolio grew 13.8%, fueled by residential mortgage refinancing by existing as well as new customers and also growth in commercial real estate loans.

Unfortunately, the continuation of historically low interest rates hindered a corresponding increase in net interest income. The Federal Reserve has taken a position of holding rates down with a targeted Fed Funds rate of 0% to 0.25%, thereby maintaining the prime rate at 3.25%. While loans outstanding increased 13.8%, the net interest income increased a modest 3.6%.

As mentioned above, residential mortgage refinancing has been very strong this year. In the first six months, we refinanced and sold into the secondary market (with servicing rights retained by us) $30.1 million in residential mortgages. This has yielded us some good gains on the sale of these loans and is part of the reason for the increase in non-interest income.

One of the few positive results of the financial industry problems is the renewed realization by the general public that community banks are overall a safe place to deposit their money and to borrow for housing, business or other needs and your company has benefited. Unfortunately, a small percentage of banks have been allowed to fail and been acquired by stronger institutions or assumed by the FDIC. Some other large financial conglomerates have received federal aid as they were deemed "too big to fail." All these rescue and bailout missions cost money and the taxpayer, as well as the remaining financial institutions have been tasked to fund these costs.

The FDIC has substantially increased its regular assessment and levied an additional assessment for deposit insurance. In the second quarter, our FDIC deposit insurance was $333,000 versus $14,000 in the same period last year. Year to date our assessment is $465,000 versus $23,000 last year and accounts for the majority of the increase in Other Expenses. Fortunately, the FDIC has extended the $250,000 deposit insurance coverage per depositor to December 31, 2013.

Union Bank, as has almost everyone, has been impacted by the current recession. However, we have remained well capitalized, maintained earnings in the 80th percentile of banks in our peer group, and have controlled our costs. In recognition of these results, "US Banker Magazine" recently identified Union Bankshares, Inc. as one of the top 200 community banks as ranked by our three year average return on equity of 13.63%. Union Bankshares was ranked 62nd nationwide and third in New England.

Enclosed is your dividend check or advice of deposit, representing a dividend of $0.25 per share to shareholders of record July 25, 2009, and payable August 6, 2009.

Sincerely,

/s/ Richard C. Sargent                  /s/ Kenneth D. Gibbons
    Richard C. Sargent                      Kenneth D. Gibbons
    Chairman                                President & CEO
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Union Bankshares, Inc.
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Shareholder Assistance
and Investor Information

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact JoAnn Tallman, Assistant Secretary at (802) 888-6600 or contact our Transfer Agent at the address and phone number listed below:

Transfer Agent:       Registrar & Transfer Company
                      Attn: Stock Transfer Department
                      10 Commerce Drive
                      Cranford NJ 07016

Phone:                800.368.5948
Fax:                  908.497.2318
E-mail:               info@rtco.com
NASDAQ Stock Market
Ticker Symbol:        UNB
Corporate Name:       Union Bankshares, Inc.
Corporate Address:    20 Lower Main Street
                      P.O. Box 667
                      Morrisville VT 05661-0667

Union Bank Offices

Danville                      Littleton NH                  St. Johnsbury
421 Route 2 East*             263 Dells Road*               364 Railroad St.*
802.684.2211                  603.444.7136                  802.748.3131

Fairfax                       Lyndonville                   325 Portland St.*
Jct. Rtes. 104 & 128*         183 Depot St.*                802.748.3121
802.849.2600                  802.626.3100

Hardwick                      Morrisville                   Green Mtn. Mall*
103 VT Rte. 15*               20 Lower Main St.*            1998 Memorial Dr.
802.472.8100                  802.888.6600                  802.748.2454

Jeffersonville                65 Northgate Plaza*           Stowe
44 Main St.*                  Route 100                     47 Park St.*
802.644.6600                  802.888.6860                  802.253.6600

Johnson                       St. Albans                    *24Hr ATM on site
198 Lower Main St.*           15 Mapleville Depot*
802.635.6600                  802.524.9000